EXHIBIT 77Q1(a)
                              AMENDMENT TO THE
                            DECLARATION OF TRUST
                                     OF
                          THE GAMCO WESTWOOD FUNDS

      WHEREAS, the Trustees have previously established The GAMCO
Westwood Funds (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, to carry on the business of an investment company;

      WHEREAS, Article IX, Section 9 of the Trust's Amended and Restated Declaration of Trust dated June 12, 1986, as amended to date (the "Declaration of Trust") permits the Trustees to amend the Declaration of Trust without authorization by Shareholder vote by an instrument in writing signed by a majority of the then Trustees for the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in the Declaration of Trust at any time; and

      WHEREAS, the Trustees have determined that an amendment to the Declaration of Trust is necessary and appropriate to cure any ambiguity or to cure, correct or supplement any defective or inconsistent provision of the Declaration of Trust relating to the establishment and operation of multiple classes of Shares of a series.

      NOW, THEREFORE, the Trustees hereby declare that the Declaration of Trust is amended by adding new Section 6 to
Article III as follows:

Section 6.  Classes of Shares.

      In addition to all other powers set forth in this Declaration of Trust, including without limitation the power to establish and designate series in accordance with Article III,
Section 1, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any series or divide the Shares of any series into classes, each class having such different dividend, liquidation, voting and other rights and characteristics as the Trustees may determine, and may establish and designate the specific classes of Shares of each series.

      The Trustees may adopt with respect to any class of Shares a plan of distribution and related agreements pursuant to the terms of Rule 12b-1 of the 1940 Act, as in effect from time to time (or any similar rule or provision of the 1940 Act), and may make payments from the assets of the Trust or the relevant series attributable to such class pursuant to such plan or agreements.

      The fact that a series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such series are initially of a single class), or that a series shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more additional classes, of said series without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof.

      The establishment and designation of any class of Shares of a series shall be effective upon the adoption of resolutions by a vote of a majority of the then Trustees setting forth such establishment and designation of the relative rights and preferences of such class of Shares, or as otherwise provided in such resolutions. At any time that there are no Shares outstanding of any particular class of a series previously established and designated, the Trustees may, by the adoption of resolutions by a vote of a majority of the Trustees, abolish that class and the establishment and designation thereof.

      If the Trustees shall divide the Shares of any series into two or more classes, the following provisions shall be applicable in respect thereof:

      (a) The number of authorized Shares and the number of Shares of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any class into one or more classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any class reacquired by the Trust at their discretion from time to time.

      (b) All consideration received by the Trust for the issue or sale of Shares of a particular class of a series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong to the series and be allocable to that class of such series, subject only to the rights of creditors and except as may otherwise be required by applicable tax laws, shall be so recorded upon the books of account of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that class of the series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class of a series, the Trustees shall allocate them among any one or more of the classes of such series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series and classes thereof for all purposes.

      (c) The assets belonging to each particular class of a series shall be charged with the liabilities of the Trust in respect of that class of such series, and all expenses, costs, charges and reserves attributable to that class of such series. Any general liabilities, expenses, costs, charges or reserves of a series which are not readily identifiable as belonging to any particular class of such series shall be allocated and charged by the Trustees to and among any one or more of the classes of such series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of a series and all classes thereof for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

      (d) The net asset value per Share of a series that has been divided into classes shall be determined separately for each such class, and shall be equal to the quotient obtained by dividing the value of the net assets of the series allocable to the class (being the value of the assets belonging to the series as determined in accordance with Article VI, Section 3, paragraphs (c) and (d) hereof and allocable to the class, less the liabilities belonging to such class) by the total number of Shares of such class outstanding.

      (e) Dividends and distributions on Shares of a series that has been divided into classes shall be determined separately for each class of such series and paid from the assets belonging to and allocable to each such class, after providing for actual and accrued liabilities belonging to that class. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of Shares of that class in proportion to the number of Shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions. Such dividends and distributions may be made in cash or Shares of that class or another class of such series or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder.

      (f) Whenever the Shares of a series are otherwise required or permitted to vote under this Declaration of Trust, the Shares of each class of the series shall vote together with all other classes of such series with respect to such matter, except that when (i) required by applicable law, including the 1940 Act and Rules 18f-2 and 18f-3 thereunder, or (ii) the Trustees have determined that the matter to be voted upon affects only the interests of one or more classes of the series, then only the Shareholders of such class or classes shall be entitled to vote thereon.

      (g) The Trustees, without the requirement of Shareholder approval, may redesignate, reclassify or convert the Shares of a class of any series into a new or existing class of Shares of the same series on such fair and equitable terms and conditions as the Trustees may determine in their sole discretion.

To the fullest extent necessary to implement the underlying purpose and intent of this Section 6, this Section shall qualify each other provision set forth in this Declaration of Trust and all references to series in this Declaration of Trust shall be deemed to incorporate or additionally include references to the classes thereof as the context may require. Any conflict or need for clarification as between this Section 6 and any other provision of this Declaration of Trust shall be resolved by the Trustees in their sole discretion.


      IN WITNESS WHEREOF, the undersigned have executed this instrument, which may be signed in one or more counterparts which taken together shall constitute one and the same instrument, as of this 18th day of August, 2009.



/s/Anthony J. Colavita
Anthony J. Colavita

/s/ James P. Conn
James P. Conn

/s/ Werner J. Roeder
Werner J. Roeder

/s/ Salvatore J. Zizza
Salvatore J. Zizza


[Page Break]

                      AMENDED AND RESTATED BY-LAWS OF
                           THE GAMCO WESTWOOD FUNDS


                                   ARTICLE 1

          Agreement and Declaration of Trust and Principal Office

            1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to
time in effect	(the "Declaration of Trust"), of the above-captioned
Massachusetts business trust established by the Declaration of Trust
(the "Trust").

            1.2   Principal Office of the Trust. The principal office of
the Trust shall be located in New York, New York.	Its resident agent
in Massachusetts shall be CT Corporation System, 2 Oliver Street,
Boston, Massachusetts, or such other person as the Trustees from time to time may select.


                                      ARTICLE 2

                                Meetings of Trustees

            2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees from time to time may determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

            2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

            2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, electronic mail or any other standard form of telecommunication at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

            2.4 Notice of Certain Actions by Consent. If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.


                                ARTICLE 3

                                Officers

            3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust also may have such agents as the Trustees from time to time may in their discretion appoint. Officers may be but need not be a Trustee or shareholder. Any two or more offices may be held by the same person.

            3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

            3.3 Tenure. The President, Treasurer and Secretary shall hold office in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

            3.4 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as commonly are incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation or such other duties and powers as the Trustees may from time to time designate.

            3.5 President. Unless the Trustees otherwise provide, the President shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the chief executive officer.

            3.6 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

            3.7 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which, books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

            3.8 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                                   ARTICLE 4
                                   Committees

            4.1 Appointment. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees otherwise may determine, any such committee may make rules for conduct of its business.

            4.2 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present(a quorum being present).

                                     ARTICLE 5
                                     Reports


            The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                    ARTICLE 6
                                   Fiscal Year

            Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on November 30th in each year.


                                    ARTICLE 7
                                       Seal

            The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or-engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and in its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8
                               Execution of Papers

            Except as the Trustees generally or in particular cases may authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.


                                    ARTICLE 9
                            Issuance of Share Certificates

            9.1 	Sale of Shares. Except as otherwise determined by the
Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than net asset value per share as from time to time determined in accordance with the Declaration of Trust and these By-Laws and, in the case of fractional shares, at a proportionate reduction in such price.
In the case of shares sold for securities, such securities shall be valued in accordance with the provisions or determining value of assets of the Trust as stated in the Declaration of Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this
Section 9.1.

            9.2 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case, for all purposes hereunder, be deemed to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

            The Trustees at any time may authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

            9.3 Loss of Certificates. The Trust, or if any transfer agent is appointed for the Trust, the transfer agent with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

            9.4 Discontinuance of Issuance of Certificates. The Trustees at any time may discontinue the issuance of share certificates and by written notice to each shareholder, may require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                               ARTICLE 10
                             Indemnification

            10.1 Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered
Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, except with respect to any matter as to which such Covered
Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition or any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided that (a) such Covered Person shall provide security for his undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfill his undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons (as that term is defined in the Investment Company
Act of 1940) (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

            10.2 Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if
(a) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

            10.3 Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 10, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit, or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

            10.4 Limitation: Notwithstanding any provisions in the Declaration of Trust and these By-Laws pertaining to indemnification, all such provisions are limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission: In the event that a claim for indemnification is asserted by a Trustee, officer or controlling person of the Trust in connection with the registered securities of the Trust, the Trust will not make such indemnification unless (i) the Trust has submitted, before a court or other body, the question of whether the person to be indemnified was liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and has obtained a final decision on the merits that such person was not liable by reason of such conduct or (ii) in the absence of such decision, the Trust shall have obtained a reasonable determination, based upon a review of the facts, that such person was not liable by virtue of such conduct, by (a) the vote of a majority of Trustees who are neither interested persons as such term is defined in the Investment Company Act of 1940, nor parties to the proceeding or (b) an independent legal counsel in a written opinion. The Trust will not advance attorneys' fees or other expenses incurred by the person to be indemnified unless the Trust shall have
(i) received an undertaking by or on behalf of such person to repay the advance unless it is ultimately determined that such person is entitled to indemnification and one of the following conditions shall have occurred: (x) such person shall provide security for his undertaking, (y) the Trust shall be insured against losses arising by reason of any lawful advances or (z) a majority of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall have determined that based on a review of readily available facts there is reason to believe that such person ultimately will be found entitled to indemnification.

                                 ARTICLE 11
                                Shareholders

            11.1 Meetings. A meeting of the shareholders shall be called by the Secretary whenever ordered by the Trustees, or requested in writing by the holder or holders of at least 10% of the outstanding shares entitled to vote at such meeting. If the meeting is a meeting of the shareholders of one or more series of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than five days to call such meeting, the Trustees, or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

            11.2 Access to Shareholder List. Shareholders of record may apply to the Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 or at least 1% of the outstanding shares, whichever is less, so apply, the Trustees shall within five business days either:

            (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust;
or
            (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them and, within a reasonable time thereafter, mail, at the applicants' expense, materials submitted by the applicants, to all such shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

            11.3 Record Dates. For the purpose of determining the shareholders of any series who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees from time to time may fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

            11.4 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the President of the Trust.

            11.5 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each shareholder entitled to vote thereat by (i) leaving such notice with him or at his residence or usual place of business, (ii) by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust, or (iii) to the extent permitted by applicable law, electronic mail or other form of legally permissible electronic transmission. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting. Notice directed to a shareholder by electronic mail or other form of electronic transmission may be transmitted to any address at which the shareholder receives electronic mail or other electronic transmissions.

            11.6 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

            11.7 Proxies. Shareholders entitled to vote may vote (i) in person, (ii) by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted or (iii) by transmitting any authorization by telegram, cablegram, datagram, electronic mail, or any other legally permissible electronic or telephonic means in accordance with the Trust's procedures. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                                ARTICLE 12
                       Amendments to the By-Laws

            These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Dated:                     November 24, 1986

Amended and Restated:      August 19, 2009